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                                   LETTERHEAD
                                 OPINION LETTER






                                                              July 17, 1998



Thomas E. Waite
President, CEO and Chairman of the Board
Harvard Scientific Corp.
755 Rinehart Road
Suite 100
Lake Mary, Florida 32746

         Re:  OPINION LETTER (REGISTRATION STATEMENT FILED JULY 1998)

Dear Mr. Waite:

        This law firm has acted as special counsel to Harvard Scientific Corp., a Nevada corporation ("Harvard"), in connection with Nevada state law corporate matters and certain litigation matters in Nevada and Utah. Specifically, this firm has been engaged to prepare and deliver the following opinion letter to assist Harvard's securities law counsel with the preparation and filing of a Registration Statement on Form SB-2 ("Registration Statement"). Said Registration Statement registers (i) certain outstanding shares of Harvard's common stock (hereafter, collectively "Shares"), and (ii) certain shares of Harvard's unissued common stock subject to a right to purchase (hereafter collectively, "Unissued Stock"), held by the following persons:

1.       Dr. Jackie R. See                  Number of Shares owned                      1,095,139
                                            Right to Purchase                              296,303
                                            Total                                       1,391,442

2.       Thomas E. Waite                    Number of Shares Owned                      1,190,139
                                            Right to Purchase                              296,302
                                            Total                                       1,486,441

3.       Bio-Sphere                         Number of Shares Owned                         710,250
         Technology, Inc.                   Total                                          710,250

4.       O. Lee Tawes III                   Number of Shares Owned                         200,000
                                            Total                                          200,000

5.       Ronald E. Patterson                Number of Shares Owned                          83,333
                                            Total                                           83,333

6.       Medhat Gorgy                       Number of Shares Owned                           3,000
                                            Right to Purchase                               22,000
                                            Total                                           25,000

7.       RK Company                         Number of Shares Owned                        166,667
                                            Total                                         166,667

8.       Elisabeth & Samuel Valenzisi       Number of Shares Owned                          8,000
                                            Total                                           8,000

9.       Michael Snell                      Number of Shares Owned                         50,000
                                            Total                                          50,000

10.      Francis Pizzulli                   Number of Shares Owned                         45,000
                                            Total                                          45,000

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July 17, 1998
Page 2


         As special counsel for Harvard in this regard, we have examined copies of the following documents (the Reliance Documents"):

        1. Draft of the Form SB-2 Registration Statement of Harvard Scientific Corp. with attached Prospectus, undated and unsigned, provided to this office on July 13, 1998, and represented by Harvard to be the Registration Statement referenced herein and to be filed with the Securities and Exchange Commion;

         2. Minutes and resolutions from Board of Director's Meetings of Harvard, or excerpts thereof, authorizing the issuance of the Shares, said minutes being dated July 14, 1998, February 18, 1998, February 3, 1998, December 1, 1997, November 14,1997,
                  October 9,1997, July 9, 1998, July 2, 1998, June 29, 1998,
                  June 19, 1998, May 15, 1997, March 19, 1997, February 21,
                  1997, and November 17, 1995. Minutes and resolutions from the meetings of the Compensation Committee and Executive Committee of Harvard Scientific Corp. dated July 9, 1998, June 17, 1998 and May 21, 1998;

         3. Minutes and resolutions dated February 3, 1998 from Board of Director's Meetings of Harvard, or excerpts thereof, authorizing Harvard to enter into the Financing Agreement (defined below) with Thomas E. Waite and Dr. Jackie See;

         4. Certification of Harvard that Harvard received valuable consideration for the issuance of the Shares, dated July 15, 1998 ("Certificate");

         5. Financing Agreement between Harvard and Thomas Waite and Dr. Jackie See dated January 13, 1998 and the Amendment thereto dated February 3, 1998 (hereafter "Financing Agreement");

         6. Consulting Agreement between Harvard and Medhat Gorgy dated June 18, 1998 (hereafter "Gorgy Agreement");

         7. Articles of Incorporation of Witch Doctor Bones, Inc., a Nevada corporation, filed January 13, 1987 ("Articles of Incorporation");

         8. Amendment to Articles of Incorporation of Witch Doctor Bones, Inc., a Nevada corporation, filed June 17, 1988, wherein the corporate name was changed to CareyWard, Inc.;

         9. Articles of Merger between CareyWard, Inc., A Nevada corporation, and Grant City Corporation, a Nevada corporation, filed October 18, 1993;

         10. Amendment to the Articles of Incorporation of Grant City Corporation, a Nevada corporation, filed January 18, 1994, wherein the corporate name was changed to The Male Edge, Inc.;

         11. Amendment to the Articles of Incorporation of The Male Edge, Inc., a Nevada corporation, filed May 10, 1994, wherein the corporate name was changed to Harvard Scientific Corp.;


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July 17, 1998
Page 3

         12. Amendment to the Articles of Incorporation of Harvard Scientific Corp., a Nevada corporation, filed February 15, 1995;

         13. Amendment to the Articles of Incorporation of Harvard Scientific Corp., a Nevada corporation, filed June 18, 1996, wherein the corporate name was changed to Dorset Technology, Inc.;

         14. Amendment to the Articles of Incorporation of Dorset Technology, Inc., a Nevada corporation, filed July 9, 1996, wherein the corporate name was changed to Harvard Scientific Corp;

         15. Certificate of Change in Number of Authorized Shares of Class and Series of Harvard Scientific Corp, a Nevada corporation, filed February 2, 1998;

         16. Amendment to the Articles of Incorporation of Harvard Scientific Corp., a Nevada Corporation, filed on or about July 17, 1998;

         17. Document entitled "Re-Statement of Original By-Laws for the Regulation Except as Otherwise Provided by Statue or its Articles of Incorporation of Harvard Scientific Corporation" undated, and executed by Neal Armstrong as Secretary of Harvard ("Bylaws"); and

         18. Fairness Opinion for Harvard Scientific Corp prepared by HD Brous & Co., Inc. Dated February 2, 1998, said fairness opinion pertaining to the fairness of the transaction set forth in the Financing Agreement ("Fairness Opinion").

         In preparing this opinion letter, we have assumed, with the permission of Harvard, and without independent verification, the following:

         1. The Bylaws were duly adopted pursuant to the Articles of Incorporation of Harvard and any amendments thereto;

         2. The Bylaws constitute the most recent amended or amended and restated Bylaws of Harvard;

         3. The items listed above as Reliance Documents were duly authorized by, and executed in accordance with, the Articles of Incorporation and the Bylaws, as such articles and bylaws existed at the time each of the aforementioned Reliance Documents were executed and filed;

         4. Other than the items listed in Reliance Documents numbers 8,9,10,11,12,13,14,15,and 16, the Articles of Incorporation have not been amended and/or restated by Harvard;

         5. The authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or excerpts or the originals;

         6. The Registration Statement filed with the Securities and Exchange Commission referenced and attaching this opinion letter shall be in substantially identical form as the draft Registration Statement provided to, and relied upon by, this office in conjunction with the preparation of this opinion letter as to all material matters relevant to the opinions expressed in the opinion letter;


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July 17, 1998
page 4

        7. That the representations made in the Certificate are complete and accurate and that Harvard has received valuable and adequate consideration, the nature and sufficiency of which this firm has not examined, for the issuance of the Shares under Nevada law and any other applicable state or federal laws;

         8. That the Financing Agreement was and is duly authorized and approved by the Board of Directors of Harvard and/or the shareholders of Harvard pursuant to the Articles of Incorporation, the Bylaws, and under the laws of the State of Nevada and any other applicable state or federal laws, and is otherwise enforceable under the laws of the State of Nevada and any other applicable state or federal laws;

        9. That the transactions set forth in the Financing Agreement are "fair" to Harvard as contemplated under Nevada Revised Statues, Section 78.140, Subsection 2(d), the nature and extent of which this firm has not examined and

         10. That the Gorgy Agreement was and is duly authorized and approved by Harvard pursuant to the Articles of Incorporation, the Bylaws, and under the laws of the State of Nevada and any other applicable state or federal laws, and is otherwise enforceable under the laws of the State of Nevada and any other applicable state or federal laws.

         Based on the foregoing and subject to the limitation, qualifications, exceptions and assumptions set forth in this letter, we are of the opinion that:

         1. The Shares are legally issued, fully paid and non-assessable under Nevada law and will be such upon sale in accordance with the Financing Agreement;

         2. The Unissued Stock of Dr. Jackie See referenced above shall be legally issued, fully paid and non-assessable under Nevada law if said Unissued Stock is issued by Harvard to Dr. Jackie See in accordance with the Financing Agreement;

         3. The Unissued Stock of Thomas E. Waite referenced above shall be legally issued, fully paid and non-assessable under Nevada law if said Unissued Stock is issued by Harvard to Thomas E. Waite in accordance with the Financing Agreement; and

         4. The Unissued Stock of Medhat Gorgy referenced above shall be legally issued, fully paid and non-assessable under Nevada law if said Unissued Stock is issued by Harvard to Medhat Gorgy in accordance with the Gorgy Agreement.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference made to us, if any, under the caption "Legal Matters" and "Legal Proceedings" in the prospectus contained in the Registration Statement.

         The opinions expressed in this letter are subject to, limited and qualified by, and do not consider the effect of, the following:

         1. The enforceability of the Financing Agreement and the Gorgy Agreement. We express no opinion as to the enforceability of the Financing Agreement or the Gorgy Agreement; and

         2. General principles of equity, and the availability or application of any equitable remedy or defense, and the discretion of any court of competent jurisdiction in awarding equitable remedies, including, but not limited to, specific performance, the appointment of a receiver or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

        3. The effect of federal bankruptcy laws on the Financing Agreement, the Gory Agreement, and the issuances of the sheres and the unissued stock;

        4. The sufficiency of any resolution adopted or actions taken by the Harvard shareholders at their meeting July 9, 1998, the minutes of which we have not reviewed.


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July 17, 1998
Page 5


         The opinion expressed herein is limited to the application of the corporate laws of the State of Nevada as set forth in Nevada Revised Statues, Chapter 78 and interpreted and applied in Nevada. We express no opinion with respect to Nevada or federal securities law, or the laws of any other jurisdiction or the federal law of the United States. This opinion is given as of the date of this letter, and we assume no obligation to analyze, evaluate or consider the legal effect of any event or circumstance arising subsequent to such date, which may affect the validity of any opinion expressed herein. This letter is furnished to you solely in connection with the filing of the Registration Statement and may not be relied upon for any other purpose, in whole or in part, by any other person or entity.

                                        Sincerely,

                                        HARDESTY, BADER & RYAN, LTD.



                                        /s/James W. Hardesty
                                        --------------------------------
                               By:      James W. Hardesty, Shareholder